Exhibit 10.1

*	TRANSLATED FROM HEBREW TO ENGLISH

FIXED LIEN AGREEMENT

To	Date: January 15, 2024

Bank Mizrahi Tefahot Ltd.

WHEREAS, on 12.30.2020 Actelis Networks Israel Ltd. P.O. 512703737 (“the Company “) created, for the benefit of Migdalor Business Investments Fund, a limited partnership (“us” or “Migdalor”), a floating lien, first in rank, with no restriction in the amount, on all the Company’s property, without limit in amount, on the issued and unpaid share capital of the Company, on its reputation, on the equipment and assets detailed in the list attached as Appendix A in connection with a promissory note, as well as on all of its rights to receive funds from its customers by virtue of the agreements detailed in Appendix B to such promissory note and this to ensure its full obligations and commitments towards us. The bond was registered on January 19, 2021 in the Registrar of Companies of Israel as a lien No. 17.

WHEREAS, and according to terms of the bond the Company may not incur additional collateral without advance consent from Migdalor; and

WHEREAS, the Company wishes to request from Migdalor to exclude certain contents of the lien in our favor all its rights to receive funds from its customers (the “Customer’s Debt”) and other debtors, in order to be able to create a first rank lien on the Customer’s Debt in favor of Bank Mizrahi Tefahot Ltd. (“the Bank”).

NOW, THEREFORE, we would like to inform you as follows:

1. Migdalor approves the removal of the lien registered in our favor over the Customer’s Debt and other obligors and the exclusion of the Customer’s Debt from the content of the lien in our favor.

In addition to this letter of consent, a letter of amendment of the bond signed by us and by the Company, which will be submitted by us to the Registrar of Companies shortly after the Company signs the lien as stated below in your favor.

For the avoidance of doubt, we hereby confirm that in order to secure all the Company’s debts and obligations to the Bank, the Company may create the following liens for the benefit of the Bank:

●	A first degree permanent lien on all the Company’s rights to receive funds due and/or to be received, from time to time, to the Company by the customers and/or by the debtors listed below (“the Customers”), including and without detracting from the generality of the said, all the Company’s existing and/or rights or the future, to receive funds from the Customers according to any framework agreement and/or contract for their repairs (as they may be from time to time), and/or according to a commitment and/or order, which the Company will receive from time to time, from any of the Customers or by virtue of any other document and/or commitment or additional and/or that you replace them, as well as the right to receive funds by virtue of invoices that we issue and/or that the company issues, from time to time, to Customers .

●	A first-degree floating lien on all rights, existing and future, of any kind and type, to receive funds from all the Company’s Customers and/or other obligors and/or the Company’s insurers in connection with the above rights, due or to be due to the company pursuant to any order, service, agreement, commitment , insurance policy, contract, invoice, and any reason that exists whether it exists and/or whether it will exist in the future, as it will be from time to time.

It is clarified that the above liens will also apply to the rights to receive indemnity or insurance funds in respect of and request with the above rights as well as the funds for them.

2. We undertake to inform you in writing of any event entitling us to demand from the Company the repayment of the debt. Furthermore, we undertake not to take legal action against the Company, except after a period of three months from the date of sending such notice as mentioned, unless the third party, the Company, or you have taken action against the Company in insolvency proceedings or debt enforcement proceedings.

3. In addition, for the avoidance of doubt, we agree that the pledge registered under No. 22 in the Companies Registry on June 26, 2022, for the benefit of the Bank, shall serve as security for all the obligations and commitments of the Company to the Bank.

4. Our consent is given on the condition that you will also be able in the future to create securities for our benefit of any kind, without the need for the Bank’s approval (except for anything related to assets encumbered for the benefit of the Bank), and with your approval in the margins of this agreement.

5. Except as stated above, our consent herein does not diminish or impair any arrangements that the Company has made for our benefit or its obligations towards us.

Sincerely,

Migdalor Business Investments Fund, a limited partnership

To:

Migdalor Business Investments Fund, a limited partnership

Bank Mizrahi Tefahot Ltd

We confirm that we have read the aforementioned consent letter and we agree to its contents

Sincerely,

Actelis Networks Israel Ltd.

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